As filed with the Securities and Exchange Commission on December 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERCONDUCTOR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3663	77-0158076
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9101 Wall Street, Suite 1300

Austin, TX 78754

(512) 334-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Quiram

President and Chief Executive Officer

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

(512) 334-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ben D. Orlanski, Esq. Matthew S. O’Loughlin, Esq. Manatt, Phelps & Phillips, LLP 11355 West Olympic Blvd. Los Angeles, California 90064 (310) 312-4000 (310) 312-4224 — Facsimile

(Approximate date of commencement of proposed sale to the public) As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-214433

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, $0.001 par value (2)	$3,998,335	$463.41

(1)	This registration statement relates to the registration statement on Form S-1 (Registration No. 333-214433) of Superconductor Technologies Inc. (the “Company”) originally filed with the U.S. Securities and Exchange Commission on November 4, 2016 (such registration statement, as so amended, the “Prior Registration Statement”), pursuant to which the Company registered up to 2,118,650 Class A Units and 5,000 Class B Units described in the prospectus included in the Prior Registration Statement. This registration statement is being filed to register an additional amount of the Company’s common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $20,000,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $3,998,335, which represents less than 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

This Registration Statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by the Company with respect to the registration of an additional amount of the Company’s common stock, $0.001 par value, pursuant to Rule 462(b) under the Securities Act. This Registration Statement relates to the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on December 8, 2016. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate amount of common stock offered by the Company by $3,998,335. Pursuant to Rule 462(b), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 8th day of December, 2016.

SUPERCONDUCTOR TECHNOLOGIES INC.

By:	/s/ Jeffrey A. Quiram
Jeffrey A. Quiram President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey A. Quiram Jeffrey A. Quiram	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2016

/s/ William J. Buchanan William J. Buchanan	Chief Financial Officer (Principal Accounting Officer) (Principal Financial Officer)	December 8, 2016

/s/ * Martin A. Kaplan	Chairman of the Board	December 8, 2016

/s/ * Lynn J. Davis	Director	December 8, 2016

/s/ * Dan L. Halvorson	Director	December 8, 2016

*By:	/s/ Jeffrey A. Quiram
Jeffrey A. Quiram Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1*	Opinion of Manatt, Phelps & Phillips, LLP

23.1*	Consent of Marcum, LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-1 (File No. 333-214433) filed with the SEC on November 4, 2016)

*	Filed herewith.